UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 5, 2026
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Board of Directors of Green Plains Inc. (the “Company”) has approved the appointment of Ann Reis to serve as Chief Financial Officer of the Company effective January 6, 2026, who succeeds Phil Boggs who has departed the Company on January 5, 2026. Ms. Reis, age 47, has more than 20 years of experience across agribusiness, energy and financial services. Prior to joining the Company, she served at Southwest Iowa Renewable Energy, LLC from May 2021 through December 2025 as Chief Financial Officer, Chief Accounting Officer, and Assistant Secretary of the Board of Directors, at Lincoln Financial Group from November 2015 through May 2021 as Assistant Vice President, Corporate Accounting, at Conagra Foods, Inc. from December 2011 through November 2015 as Director of Finance, Internal Audit and at PricewaterhouseCoopers, LLP from August 2005 through August 2010. Ms. Reis holds a Bachelor of Arts from the University of Nebraska–Lincoln and a Master of Science in Accounting from the University of Toledo.

The Company entered into an offer letter dated December 10, 2025 (the “Offer Letter”) filed as Exhibit 10.1, and an employment agreement with Ms. Reis (“Employment Agreement”) effective January 6, 2026 filed as Exhibit 10.2 hereto. Pursuant to the Offer Letter and the Employment Agreement, Ms. Reis will receive a one-time grant of $200,000 of restricted shares that will vest over a 3 year period, a one-time bonus eligibility of $75,000 for the achievement of certain 100 day milestones, an annual base salary of $325,000, eligibility to participate in the Company’s short-term incentive plan at a target of 80% and eligibility to participate in the Company’s long-term incentive plan. The Offer Letter and Employment Agreement supersede all prior oral or written understandings and agreements with respect to such specific subject matter.

Ms. Reis has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Ms. Reis has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Ms. Reis was not chosen to succeed Mr. Boggs as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

Mr. Boggs' employment with the Company is terminated effective January 5, 2026 and his departure was not due to any disagreement with the Company. He will receive (i) vesting of the following awards (a) restricted share awards previously granted under the Green Plains Inc. 2019 Equity Incentive Plan (“the LTIP”), of which 53,697 shares remain unvested, (b) performance share units previously granted under the LTIP, of which 43,755 remain unvested; and (ii) a payment equal to 6 months base salary.

Michelle Mapes, who departed her role as Chief Legal & Administration Officer on December 31, 2025, pursuant to the terms of Amendment No. 1 to her Employment Agreement dated February 27, 2025, has executed and entered into with the Company a Release Agreement filed as Exhibit 10.3 hereto. Her departure was not due to any disagreement with the Company. The Company has also entered into a Professional Services Agreement with Ms. Mapes whereby she will provide part-time consulting services to the Company through June 30, 2026, for a retainer of $225,000, with such agreement filed as Exhibit 10.4 hereto.

Item 7.01. Regulation FD Disclosure.

On January 5, 2026, the Company issued a press release announcing the appointment of its Chief Financial Officer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Offer Letter by and between Green Plains Inc. and Ann Reis, dated December 10, 2025
10.2	Employment Agreement by and between Green Plains Inc. and Ann Reis, effective January 6, 2026
10.3	Release Agreement by and between Green Plains Inc. and Michelle Mapes, dated December 31, 2025
10.4	Professional Services Agreement by and between Green Plains Inc. and Michelle Mapes, effective January 1, 2026
99.1	Press Release, dated January 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: January 5, 2026	By:	/s/ Chris G. Osowski
Chris G. Osowski
Chief Executive Officer (Principal Executive Officer)